As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONIDA SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2678809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14755 Preston Road, Suite 810 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

2019 OMNIBUS STOCK AND INCENTIVE PLAN FOR SONIDA SENIOR LIVING, INC.

(Full title of the plan)

Copies to:

David R. Brickman, Esq. Senior Vice President, General Counsel and Secretary Sonida Senior Living, Inc. 14755 Preston Road, Suite 810 Dallas, Texas 75254 (972) 770-5600	Paul S. Conneely, Esq. Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 (214) 855-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Sonida Senior Living, Inc. (the “Company”) to register an additional 500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the 2019 Omnibus Stock and Incentive Plan for Sonida Senior Living, Inc., as amended (the “Plan”). These shares are in addition to the 647,600 shares of Common Stock that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-260846) (the “2021 Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2021 and the 150,000 shares of Common Stock that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-231622) (together with the 2021 Registration Statement, the “Prior Registration Statements”) filed with the Commission on May 20, 2019. Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated in this Registration Statement by reference:

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 30, 2023;

2.	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 11, 2023;

3.

the Company’s Current Reports on Form 8-K, filed with the Commission on June  16, 2023 and March 30, 2023 (except any information, including exhibits, furnished to the Commission pursuant Items 2.02 and 7.01); and

4.

the description of the Company’s common stock, par value $0.01 per share, contained in the section entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (Registration No. 333-33379), filed with the Commission on August 12, 1997, including any amendment or report filed for the purpose of updating such description.

Any future filings the Company makes with the Commission under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, other than information, including exhibits, furnished to the Commission pursuant to Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Document Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-33379) filed with the Commission on September 8, 1997).

4.2	Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 15, 1999).

4.3	Second Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 8-K filed with the Commission on December 14, 2020).

4.4	Third Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 4, 2021).

4.5	Fourth Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 10, 2021).

4.6	Fifth Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on June 16, 2023).

4.7	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 8, 2013).

4.8	Amendment to the Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 10, 2021).

4.9	2019 Omnibus Stock and Incentive Plan for the Registrant (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2019).

4.10	Amendment no. 1 to the 2019 Omnibus Stock and Incentive Plan for the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 4, 2021).

4.11	Amendment no. 2 to the 2019 Omnibus Stock and Incentive Plan for the Registrant (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 28, 2022).

4.12	Amendment no. 3 to the 2019 Omnibus Stock and Incentive Plan for the Registrant (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 16, 2023).

4.13	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, par value $0.01, of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 4, 2021).

5.1*	Opinion of Norton Rose Fulbright US LLP

23.1*	Consent of RSM US LLP

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

24.1*	Powers of attorney (included on the signature page hereto)

107*	Calculation of Filing Fee Table

*	Filed herewith

(Signatures appear on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 23, 2023.

SONIDA SENIOR LIVING, INC.

By:	/s/ David R. Brickman
David R. Brickman
Senior Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each of the undersigned officers and directors of Sonida Senior Living, Inc. hereby constitutes and appoints Brandon M. Ribar, Kevin J. Detz and David R. Brickman, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Brandon M. Ribar Brandon M. Ribar	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 23, 2023

/s/ Kevin J. Detz Kevin J. Detz	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2023

/s/ David W. Johnson David W. Johnson	Chairman of the Board	June 23, 2023

/s/ Noah R. Beren Noah R. Beren	Director	June 23, 2023

/s/ Benjamin P. Harris Benjamin P. Harris	Director	June 23, 2023

/s/ Jill M. Krueger Jill M. Krueger	Director	June 23, 2023

/s/ Max J. Levy Max J. Levy	Director	June 23, 2023

/s/ Shmuel S.Z. Lieberman Shmuel S.Z. Lieberman	Director	June 23, 2023

/s/ Elliot R. Zibel Elliot R. Zibel	Director	June 23, 2023